UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 23, 2010

COGO GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-02642	52-0466460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 10001, Tower C, Skyworth Building, High-Tech Industrial Park, Nanshan, Shenzhen 518057, PRC
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 011-86-755-267-43210

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 23, 2010, Bank of China (Hong Kong) Limited (“BOC”) entered into a general banking facility (the “Banking Facility”) with Comtech Broadband Corporation Limited (“Comtech Broadband”), Comtech International (Hong Kong) Limited (“Comtech Hong Kong”), Hong Kong JJT Limited (“HK JJT”) and Keen Awards Limited (“Keen Awards”) (each individually, a “Borrower” and collectively, the “Borrowers”), each a direct or indirect wholly-owned subsidiary of Cogo Group, Inc. (the “Company”). On April 28, 2010, BOC entered into a factoring agreement (the “Factoring Agreement”) with Comtech Broadband.

Pursuant to the Factoring Agreement, BOC granted Comtech Broadband a line of credit of up to $30,000,000 or its equivalent amount in Hong Kong dollars. The factoring facility bears a interest rate of 2% per annum above the HIBOR or USD LIBOR, depending on the currency in which the borrowings are denominated. The liabilities of Comtech Broadband under the Factoring Agreement are guaranteed by unlimited corporate guarantees by Comtech Hong Kong, Keen Awards, HK JJT, Comtech Industrial (Hong Kong) Limited (“Comtech Industrial”) and Rise Year Limited (“Rise Year”), as well as by the Company.

The Banking Facility establishes a secured facility under which the Borrowers may borrow up to $31,000,000. The facilities consist of the following:

(1)
Overdraft (“O/D”): the maximum facility amount is $1,000,000 or its equivalent amount in Hong Kong dollars. It bears interest rate at 2% per annum plus the HIBOR or USD LIBOR depending on the currency of the O/D.

(2)
Combined Facilities: the maximum facility amount is $30,000,000, including standby letters of credit/ letters of guaranty (Standby L/C / L/G) with the facility amount of $500,000, outward documentary bills/ L/C discount against acceptance with facility amount of $25,000,000 and other facility instruments described in a letter between BOC and the Borrowers.

The obligations of the Borrowers under the Banking Facility are guaranteed by an unlimited continuing cross guarantee executed by Comtech Broadband, Comtech Hong Kong, Rise Year, Keen Awards, Comtech Industrial and HK JJT, together with an unlimited continuing corporate guarantee executed by the Company.

Comtech Hong Kong provided a deposit for the total principal amount of not less than $15,000,000 (or if the deposit is denominated in an foreign currency, its equivalent in such foreign currency) to secure general banking facilities from time to time or at any time granted or to be granted by BOC to the Borrowers to such extent as BOC may from time to time deem fit.

Additionally, the Banking Facility requires that the Company remain the ultimate holding company of the Borrowers with not less than 50% of the equity interest of each Borrower, and the Company shall maintain its tangible net worth at not less than RMB700,000,000 as well as its NASDQ listing status.

The foregoing description of the Factoring Agreement, Banking Facility and guarantees do not purport to be complete and are qualified in their entirety by reference to the summaries of provisions of those documents. Terms of the Factoring Agreement, Banking Facility are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 respectively and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Confirmation Letter of Bank of China (Hong Kong) Limited, dated April 23, 2010.

10.2	Facility Letter by and between Bank of China and Comtech Broadband Corporation Limited, Comtech International (Hong Kong) Limited, Keen Awards Limited and Hong Kong JJT Limited, dated March 19, 2010.

10.3	General Terms and Conditions for Banking Facilities.

10.4	Confirmation Letter of Bank of China (Hong Kong) Limited, dated April 28, 2010.

10.5	Factoring Agreement by and between Bank of China (Hong Kong) Limited and Comtech Broadband Corporation Limited, dated April 28, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2010	COGO GROUP, INC.

	By:	/s/ Frank Zheng
Name: Frank Zheng
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Confirmation Letter of Bank of China (Hong Kong) Limited, dated April 23, 2010.

10.2	Facility Letter by and between Bank of China and Comtech Broadband Corporation Limited, Comtech International (Hong Kong) Limited, Keen Awards Limited and Hong Kong JJT Limited, dated March 19, 2010.

10.3	General Terms and Conditions for Banking Facilities.

10.4	Confirmation Letter of Bank of China (Hong Kong) Limited, dated April 28, 2010.

10.5	Factoring Agreement by and between Bank of China (Hong Kong) Limited and Comtech Broadband Corporation Limited, dated April 28, 2010.